                                                                     EXHIBIT 4.2


THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.


                         QUESTCOR PHARMACEUTICALS, INC.

               WARRANT FOR THE PURCHASE OF SHARES OF COMMON STOCK


December 1, 2001                                                  900,000 Shares


For Value Received, QUESTCOR PHARMACEUTICALS, INC., a California corporation (the "Company"), with its principal office at 2360 Whipple Road, Union City, CA 94587, hereby certifies that Claudio Cavazza, an individual ("Holder"), or its assigns, pursuant to the Stock and Warrant Purchase Agreement dated December 1, 2001, by and among the Company and the Purchaser (the "Purchase Agreement"), is entitled, subject to the provisions of this Warrant, to purchase from the Company, at any time before 5:00 p.m. (Pacific Standard Time) on December 1, 2003 (the "Expiration Date"), the number of fully paid and nonassessable shares of Common Stock of the Company set forth above, subject to adjustment as hereinafter provided. Holder may purchase such number of shares of Common
Stock up to the number set forth above at an exercise price per share (as appropriately adjusted pursuant to Section 6 hereof) equal to $1.75 (the "Exercise Price").

      The term "Common Stock" shall mean the aforementioned Common Stock of the Company, together with any other equity securities that may be issued by the Company in addition thereto or in substitution therefor as provided herein. The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Common Stock are subject to adjustment from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares."

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     SECTION 1. EXERCISE OF WARRANT.

           (a) This Warrant may be exercised in whole or in part on any business day prior to the Expiration Date by presentation and surrender hereof to the Company at its principal office at the address set forth in the initial paragraph hereof (or at such other address as the Company may hereafter notify Holder in writing) with the Purchase Form annexed hereto duly executed and accompanied by proper payment of the Exercise Price in lawful money of the United States of America in the form of a check or wire transfer of immediately available funds, subject to collection, for the number of Warrant Shares specified in the Purchase Form. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder. Upon receipt by the Company of this Warrant and such Purchase Form, together with proper payment of the Exercise Price, at the principal office of the Company, Holder shall be deemed to be the holder of record of the Warrant Shares, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to Holder.

           (b) Subject to the terms and conditions contained in this Warrant, in the event that the Holder has not exercised this Warrant in full prior to the Expiration Date, the Company shall have the option, in its sole discretion upon written notice to Holder (the "Option Notice"), to require Holder to purchase part or all of the remaining unexercised Warrant Shares at a ten percent discount to the average closing market price of the Common Stock as quoted on the American Stock Exchange ("AMEX") for the five (5) business immediately prior to and including the Expiration Date; provided, however, that the Company shall not have the right to require Holder to purchase such Warrant Shares to the extent that to do so would require shareholder approval under AMEX's shareholder approval rules that has not been obtained. Upon receipt by the Holder of the Option Notice, Holder shall as soon as practicable, but in any event within thirty (30) days, tender payment to the Company in lawful money of the United States of America in the form of a check or wire transfer of immediately available funds, subject to collection, for the number of Warrant Shares to be purchased by Holder as specified in the Option Notice. Upon receipt by the Company of such proper payment for the Warrant Shares, at the principal office of the Company, Holder shall be deemed to be the holder of record of the Warrant Shares, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to Holder.

     SECTION 2. RESERVATION OF SHARES. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant all shares of its Common Stock or other shares of capital stock of the Company from time to time issuable upon exercise of this Warrant. All such shares shall by duly authorized and, when issued upon such exercise in accordance with the terms of this Warrant, shall be validly issued, fully paid and nonassessable.

     SECTION 3. FRACTIONAL INTEREST. The Company will not issue a fractional share of Common Stock upon exercise of this Warrant. Instead, the Company will deliver its check for the current market value of the fractional share. The current market value of a fraction of a share is determined as follows: multiply the current market price of a full share by the fraction of a share and round the result to the nearest cent.

     SECTION 4. TRANSFERS; ASSIGNMENT OR LOSS OF WARRANT.

          (a) Subject to the terms and conditions contained in Section 9 hereof, this Warrant and all rights hereunder are transferable in whole or in part by Holder and any successor transferee. Notwithstanding the foregoing sentence, except in the case of a transfer pursuant to Section 4(b), prior to such transfer Holder shall give thirty (30) days prior written notice of any such transfer to the Company, and the Company shall have the right to acquire the Warrant under the identical provisions contained in such notice by giving Holder written notice within fifteen (15) days of receipt of such notice. The Company's failure to respond to said notice within said fifteen (15) days shall be deemed a waiver of this right of first refusal. The transfer shall be recorded on the books of the Company upon receipt by the Company of the Transfer Notice annexed hereto, at its principal offices and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer.

          (b) Without limiting the generality of the first sentence of clause
(a) above, it is understood that Holder and its Affiliates may transfer the Shares and/or the Warrant to any other Affiliate and/or Relative; provided that such transfer is in accordance with an exemption from the registration requirements of the Securities Act. "Affiliate" shall mean (i) any corporation or business entity 30% or more of the capital or voting stock of which is owned directly or indirectly by Holder, Claudio Cavazza or Paolo Cavazza; (ii) any corporation or business entity which directly or indirectly owns 30% or more of the capital or voting stock of Holder, or (iii) any corporation or business entity under the direct or indirect control of such corporation or business entity as described in (i) or (ii) above. "Relative" shall mean Holder's spouse, children, parents or siblings, whether natural or adopted.

          (c) Subject to the provisions of Section 9, upon surrender of this Warrant to the Company or at the office of its stock transfer agent or warrant agent, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees named in such instrument of assignment (any such assignee will then be a "Holder" for purposes of this Warrant) and, if Holder's entire interest is not being assigned, in the name of Holder, and this Warrant shall promptly be cancelled.

          (d) Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnification satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date. In the event that this Warrant is lost, stolen, destroyed or mutilated, Holder shall pay all reasonable attorneys' fees and expenses incurred by the Company in connection with the replacement of this Warrant and the issuance of a new Warrant.

     SECTION 5. RIGHTS OF HOLDER. Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of Holder are limited to those expressed in this Warrant. Nothing contained in this Warrant shall be construed as conferring upon Holder hereof the right to vote or to consent or to receive notice as a stockholder of the Company on any matters or with respect to any rights whatsoever as a stockholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the Warrant Shares purchaseable hereunder until, and only to the extent that, this Warrant shall have been exercised in accordance with its terms.

     SECTION 6. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES. The number and kind of securities purchaseable upon the exercise of the Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

          (a) RECLASSIFICATION OF OUTSTANDING SECURITIES. In case of any reclassification, change or conversion of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), the Company shall execute a new Warrant (in form and substance reasonably satisfactory to the Holder of this Warrant) providing that the Holder of this Warrant shall have the right to exercise such new Warrant and upon such exercise to receive, in lieu of each share of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification or change by a holder of one share of Common Stock. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6. The provisions of this subsection
(a) shall similarly apply to successive reclassification or changes.

          (b) SUBDIVISIONS OR COMBINATION OF SHARES. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the Exercise Price and the number of Warrant Shares issuable upon exercise hereof shall be proportionately adjusted.

          (c) STOCK DIVIDENDS. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend payable in shares of Common Stock (except any distribution specifically provided for in the foregoing subsections
(a) and (b)), then the Exercise Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (a) the numerator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution, (b) and the number of Warrant Shares subject to this Warrant shall be proportionately adjusted.

          (d) NOTICE OF RECORD DATE. In the event of any taking by the Company of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed merger or consolidation of the Company with or into any other corporation, or any proposed sale, lease or conveyance of all or substantially all of the assets of the Company, or any proposed liquidation, dissolution or winding up of the Company, the Company shall mail to the Holder of this Warrant, at least ten days prior to the date specified therein, a notice specifying the date on which such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

            (e) NO ADJUSTMENT UPON EXERCISE OF WARRANTS. No adjustments shall be made under any Section herein in connection with the issuance of Warrant Shares upon exercise of the Warrants.

     SECTION 7. OFFICER'S CERTIFICATE. Whenever the Exercise Price shall be adjusted as required by the provisions of Section 6, the Company shall deliver an officer's certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment and the manner of computing such adjustment. Each such officer's certificate shall be signed by the chairman, president or chief financial officer of the Company.

     SECTION 8. TRANSFER TO COMPLY WITH THE SECURITIES ACT OF 1933. This Warrant may not be exercised and neither this Warrant nor any of the Warrant Shares, nor any interest in either, may be offered, sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of, in whole or in part, except in compliance with applicable United States federal and state securities or blue sky laws and the terms and conditions hereof. Each Warrant shall bear a legend in substantially the same form as the legend set forth on the first page of this Warrant. Each certificate for Warrant Shares issued upon exercise of this Warrant shall bear a legend substantially in the following form:

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

Any certificate for any Warrant Shares issued at any time in exchange or substitution for any certificate for any Warrant Shares bearing such legend shall also bear such legends unless, in the opinion of counsel for the Company, the Warrant Shares, represented thereby need no longer be subject to the restriction contained herein. The provisions of this Section 8 shall be binding upon all subsequent holders of certificates for Warrant Shares bearing the above legend and all subsequent holders of this Warrant, if any.

    SECTION 9. REPRESENTATIONS AND COVENANTS OF HOLDER. This Warrant has been entered into by the Company in reliance upon the following representations and covenants of Holder, which by its execution hereof Holder hereby confirms:

           (a) INVESTMENT PURPOSE. The right to acquire Common Stock, and any Common Stock issued upon exercise of Holder's rights contained herein, will be acquired for investment and not with a view to the sale of distribution of any part thereof, and Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

           (b) PRIVATE ISSUE. Holder understands (i) that the Common Stock issuable upon exercise of Holder's rights contained herein is not registered under the Securities Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the registration and qualification requirements thereof, and (ii) that the Company's reliance on such exemption is predicated on the representations set forth in this Section 9.

           (c) FINANCIAL RISK. Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to bear the economic risks of its investment.

           (d) RULE 144. Holder also understands that any sale of its rights to purchase Common Stock, or of any Common Stock, which might be made by it in reliance upon Rule 144 under the Securities Act may be made only in accordance with the terms and conditions that Rule.

           (e) ACCREDITED INVESTOR. Holder is an "accredited investor" within the meaning of the Securities Act Rule 501 of Regulation D, as presently in effect.

     SECTION 10. SATURDAYS, SUNDAYS AND HOLIDAYS. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday in the State of California, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday in the State of California.

     SECTION 11. ISSUE TAX. The issuance of certificates for Common Stock upon the exercise of the Warrant shall be made without charge to the holder of the Warrant for any issue tax (other than any applicable income taxes) in respect thereof, provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificates in a name other than that of the then Holder of the Warrant being exercised.

     SECTION 12. MODIFICATION AND WAIVER. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated other than by an instrument in writing signed by the Company and by Holder.

     SECTION 13. NOTICES. Unless otherwise specified herein, any notice, request or other document required or permitted to be given or delivered to Holder or the Company shall be given in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) five (5) days after deposit in the United States mail if sent by registered or certified mail, postage prepaid, or (iii) one (1) day after deposit with an overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to Holder at its address as shown on the books of the Company, or to the Company at the address indicated therefor in the first paragraph of this Warrant.

     SECTION 14. DESCRIPTIVE HEADINGS AND GOVERNING LAW. The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California, without regard to its conflicts of laws principles.

     SECTION 15. ATTORNEYS' FEES. In any litigation, arbitration or court proceeding between the Company and Holder relating hereto, the prevailing party shall be entitled to attorneys' fees and expenses and all costs of proceedings incurred in enforcing this Warrant.

     SECTION 16. SURVIVAL. The representations, warranties, covenants and conditions of the respective parties contained herein or made pursuant to this Warrant shall survive the execution and delivery of this Warrant.

     SECTION 17. SEVERABILITY. In the event any one or more of the provisions of this Warrant shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Warrant shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.


                            [Signature Page Follows]



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
      IN WITNESS WHEREOF, the parties have caused this Warrant to be duly executed and delivered by their proper and duly authorized representatives as of the day and year first above written.


                                           Questcor Pharmaceuticals, Inc.


                                           By: /s/ Charles J. Casamento
                                               --------------------------

                                           Name: Charles J. Casamento
                                                 ------------------------

                                           Title: Chairman, President and CEO



                                           Claudio Cavazza

                                           By: /s/ Claudio Cavazza
                                               ---------------------------

                                           Name: Claudio Cavazza
                                                --------------------------

                                 PURCHASE FORM


                                                          Dated__________, _____



     The undersigned hereby irrevocably elects to exercise the within Warrant to purchase ______ shares of Common Stock and hereby makes payment of $_________ in payment of the exercise price thereof, together with all applicable transfer taxes, if any.

     In exercising its rights to purchase the Common Stock of Questcor Pharmaceuticals, Inc., the undersigned hereby confirms and acknowledges the investment representations and warranties made in Section 9 of the Warrant.

     Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below.




                                        ______________________________________
                                        (Name)


                                        ______________________________________
                                        (Address)

                                        ______________________________________



                                        HOLDER:

                                        CLAUDIO CAVAZZA

                                        By:____________________________________

                                        Print Name: ___________________________

                                ASSIGNMENT FORM


                                                   Dated:______________,_______



      FOR VALUE RECEIVED, Claudio Cavazza hereby sells, assigns and transfers unto ________________________________________________________ (the "Assignee"),
(please type or print in block letters).

_______________________________________________________________________________
                               (insert address)


its right to purchase up to __________ shares of Common Stock represented by this Warrant and does hereby irrevocably constitute and appoint
_________________________ attorney, to transfer the same on the books of the Company, with full power of substitution in the premises.



                                                   CLAUDIO CAVAZZA


                                                   By:________________________

                                                   Print Name:________________

                                TRANSFER NOTICE


       (To transfer or assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares).


       FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby transferred and assigned to:

______________________________________________________________________________
                              (Please Print)


whose address is______________________________________________________________

______________________________________________________________________________


                              Dated___________________________________________

                              Holder's Signature______________________________

                              Holder's Address________________________________

                              ________________________________________________


Note: The signature to this Transfer Notice must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.